EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                      for

                               Offer to Exchange
              9 5/8% Series B Senior Subordinated Notes due 2007
                          for Any and All Outstanding
                   9 5/8% Senior Subordinated Notes due 2007
                                      of
                       BORG-WARNER SECURITY CORPORATION

      Registered holders of outstanding 9 5/8% Senior Subordinated Notes due 2007 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 9 5/8% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             THE BANK OF NEW YORK

By Hand or Overnight Delivery:                Facsimile Transmissions:          By Registered Or Certified Mail:
                                            (Eligible Institutions Only)
          The Bank of New York                                                          The Bank of New York
           101 Barclay Street                       (212) 571-3080                   101 Barclay Street, 7E
     Corporate Trust Services Window                                                  New York, New York 10286
               Ground Level                    To Confirm by Telephone         Attention: Reorganization Section,
    Attention: Reorganization Section,         or for Information Call:                     Arwen Gibbons
               Arwen Gibbons
                                                    (212) 815-6333

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee mush appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                            GUARANTEE OF DELIVERY

                   (Note to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:______________________________ __________________________________
                                            (Authorized Signature)

Address:___________________________________ Title:____________________________

___________________________________________ Name:_____________________________
                                 (Zip Code)      (Please type or print)

Area Code and Telephone Number:             Date:_____________________________

___________________________________________

            NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
              DELIVERY.  NOTES SHOULD BE SENT WITH YOUR LETTER OF
                                 TRANSMITTAL.